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                                                                   Exhibit 10.18

                        SEPARATION AGREEMENT AND RELEASE

      THIS SEPARATION AGREEMENT AND RELEASE ("Agreement") is entered into as of this 3rd day of June, 2004, by and among Stephen E. Hoffmann (hereinafter "Hoffmann" or "you" or "your"), an individual residing in the State of Missouri, TALX UCM Services, Inc., a Missouri corporation and TALX Corporation, a Missouri corporation ("TALX", together with TALX UCM Services, Inc., the "Companies"). In consideration of the following promises, the parties agree to the following:

      WHEREAS, Hoffmann and the Companies are parties to an certain employment agreement dated as of March 27, 2002 (the "Employment Agreement"); and

      WHEREAS, Hoffmann and the Companies have mutually agreed to cancel the Employment Agreement and make this Agreement to: (1) cover the period of transition of Hoffmann's duties to his successor, (2) provide for the settlement of any and all mutual claims and the release of any mutual claims related to Hoffmann's employment with the Companies, and (3) provide for the separation and resignation of Hoffmann's current positions with the Companies;

      NOW, THEREFORE, for and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    RELINQUISHMENT AND CONTINUATION.

            (a) RELINQUISHMENT OF DUTIES. Effective on June 30, 2004 (the "Relinquishment Date"), you agree to relinquish your duties as President of TALX UC eXpress and any and all other officer positions to which you were elected or appointed as part of your employment with the Companies and any and all subsidiaries and affiliates of the Companies.

            (b) CONTINUATION OF EMPLOYMENT. Notwithstanding the foregoing, you and the Companies agree that you shall continue your employment with the companies in a full-time capacity under the direction and supervision of William W. Canfield during the period beginning on the Relinquishment Date and ending on March 26, 2005 (the "Separation Date"). The period beginning on the Relinquishment Date and ending on the Separation Date shall hereinafter be referred to as the "Transition Period."

      2. COMPENSATION. The Companies will continue to pay to you your current salary and benefits, as provided in Section 3 of the Employment Agreement, throughout the Transition Period; provided, however, that during the Transition Period, you shall not be eligible to participate in, and shall not be entitled to any payments or benefits under the Annual Incentive Compensation Program as provided in Section 3(a)(ii) of the Employment Agreement.

      3. STOCK OPTIONS. In accordance with their terms, your outstanding options, which were granted under the TALX Corporation Amended and Restated 1994 Stock Option Plan (the "Plan"), shall continue to vest on their current schedule through the Separation Date, subject to the terms, conditions and limitations of such Plan; provided, however, that no such option may be exercised after the Separation Date.
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      4.    COVENANTS OF HOFFMANN.

            (a) RETURN OF PROPERTY. You agree to return all property belonging to the Companies by the Separation Date. You further agree that you have not and will not copy any data or retain any property of the Company.

            (b) COVENANTS. You acknowledge, re-confirm and further covenant to abide by your obligations set forth in Sections 9, 10 and 11 of the Employment Agreement which shall be unaffected by this Separation Agreement. You further acknowledge the Confidentiality and Non-Compete Agreement dated as of March 27, 2002 or any other agreement with the Companies or by operation of law, shall survive this Agreement and remain in full force and effect.

      5. GENERAL AND FULL RELEASE OF CLAIMS AND AGREEMENT NOT TO FILE SUIT. In exchange for the receipt of the consideration/payments set out in Section 2 above, you agree:

            (a) To hereby remise, release and forever discharge each of the Companies, and their parent Companies, affiliate companies, subsidiary Companies, and their directors, officers, shareholders, employees, agents, attorneys, successors and assigns (the "Releasees"), from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or could arise between you and any or all such Releasees from matters, actions or inactions which occurred on or prior to the effective date of this Agreement;

            (b) That you will not file or otherwise submit any claim, complaint, or action to any agency, court, organization, or judicial forum (nor will you permit any person, group of persons, or organizations to take such action on your behalf) against any or all the Releasees, arising out of any actions or non-actions on their part which occurred on or prior to the effective date of this Agreement;

            (c) That your release of claims, complaints, and actions includes, but is not limited to: (i) any claim for breach of an actual or implied contract of employment between you and the Companies (including any claim of fraudulent misrepresentation or negligent misrepresentation in the making of any actual or implied contract of employment), (ii) any claim of unjust, wrongful, discriminatory, retaliatory, constructive or tortious discharge or other adverse employment action (including any claim of whistleblowing), (iii) any claim of slander, libel or other similar action for defamation, (iv) any claim of intentional tort (including assault, battery, and intentional infliction of emotional distress), (v) any claim of negligence (including negligent infliction of emotional distress, negligent hiring, or negligent retention), (vi) any claim of a violation of a statute or ordinance, including, but not limited to, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., as amended by the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq. (including, but not limited to, the Older Worker Benefit Protection Act (the "OWBPA")), the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq. (including, but not limited to, COBRA), Executive Order 11246, the Occupational Safety and Health Act, 29 U.S.C. Section 651 et. seq., the National Labor Relations Act, 29 U.S.C.
      Section 151 et. seq., the Fair Labor Standards Act of 1938, 29 U.S.C.
      Section 201 et seq., (including, but not limited to, the Equal Pay Act), the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Missouri Workers' Compensation Act, Section 287.010 R.S.Mo. et seq., the Missouri Employment Security Act, Section 288.010 R.S.Mo. et seq., the Missouri Human Rights Act, Section 213.010 R.S.Mo. et seq., the

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      Missouri Service Letter Act, Section 290.140, or any other relevant federal, state, or local statutes or ordinances governing or concerning employment and the payment of compensation;

            (d) That you release and waive any and all claims under or pursuant to the Employment Agreement , including, but not limited to, any claim for any additional compensation, salary, wages, commission, employee benefits, or stock (under any plan or policy of the Companies) allegedly due to you under or pursuant to the Employment Agreement;

            (e) That in the event that you or any person or entity should bring such a charge, claim, complaint, or action on your behalf (or on behalf of a class of persons which includes you), you hereby waive and forfeit any right to recovery under or equitable relief associated with said claim and will exercise every good faith effort to have such claim dismissed;

            (f) That if you violate this Agreement by asserting a claim against any of the Releasees listed in Section 5(a) herein, you agree that you will pay all costs and expenses of defending against the suit incurred by the other, including, but not limited to, reasonable attorneys' fees and costs of litigation, and that you shall hold the Releasees harmless against any judgment which may be rendered against them. This paragraph concerning payment of costs and attorneys' fees upon violation of this Agreement does not apply to ADEA claims, except to the extent federal law permits. This provision in no way imposes any condition precedent, any penalty, or any other limitation which adversely affects your right to challenge your waiver in this Agreement of claims under the ADEA;

            (g) That, with the exception of challenges for compliance with the ADEA or the OWBPA, you agree not to challenge the enforceability of this Agreement and the release and waiver of claims herein; and

            (h) For purposes of the ADEA only, this Agreement does not affect the Equal Employment Opportunity Commission's ("EEOC") rights and responsibilities to enforce the ADEA, nor does this Agreement prohibit you from filing a charge under the ADEA (including a challenge to the validity of the waiver of claims in this Agreement) with the EEOC, or participating in any investigation or proceeding conducted by the EEOC. Nevertheless, you agree that the Releasees will be shielded against any recovery by you, provided this Agreement is valid under applicable law.

      6. NON-DISPARAGEMENT. You agree that you will not make any public statement which would adversely affect the business of the Companies or any other related entity of the Companies, in any manner, at any time, even beyond the date after which you will receive no further compensation or benefits of any kind pursuant to the provisions of this Agreement. You agree that you will not disparage, criticize or speak negatively about the Companies or their subsidiaries and affiliates, or their decisions or actions, about their products, services or operations, about any of their past, present or future directors, officers or employees or any of their actions or decisions, or about its customers. You acknowledge that the Companies would be greatly injured by, and have no adequate remedy at law for, breach of your obligations under Sections 4 and 6 of the Agreement. Accordingly, you agree that wherever such breach occurs or is threatened, the Companies may, enjoin you committing such breach or threatened breach.

      7. GOVERNING LAW AND THIRD PARTY BENEFIT. Hoffmann and the Companies agree that this Agreement shall be governed by, and interpreted in accordance with the internal laws, and not the conflicts of laws, of the State of Missouri. The provisions of this agreement are intended to

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benefit each of the Releasees and as such may be enforced by each Releasee in such party's individual right.

      8. MODIFICATION. The parties hereto agree that this agreement may not be modified, altered, or changed except by a written Agreement signed by the parties hereto.

      9. SEVERABILITY. In the event that a provision of this Agreement, or a portion thereof, is judicially determined to be unenforceable as written, such provision shall be construed so as to give it the maximum effect permitted under applicable law, or, in the event such provision would otherwise render this Agreement void or unenforceable, such provision shall be considered stricken from the Agreement and as if it had never been included herein. However, if the release and waiver of all claims contemplated in Section 5 of this Agreement in any respect is determined to be invalid or unenforceable, then, either party at its option may appeal to arbitration as provided below, the effect of such specific invalidity and the alleged resulting failure of consideration and related equitable entitlement to an adjustment of the consideration already tendered.

      10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Companies and Hoffmann with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral.

      11. TIME FOR CONSIDERATION. By executing this Agreement, you acknowledge that by being presented with this Agreement, you have been advised by a representative of the Companies that you have been given at least twenty-one
(21) days within which to consider this Agreement before signing same. Notwithstanding the opportunity to consider this Agreement for at least twenty-one (21) days, you acknowledge if you sign this Agreement anytime prior to the expiration of twenty-one (21) days, that you have nonetheless given full consideration to the terms herein and sign of your free volition.

      12. TIME FOR REVOCATION. By executing this Agreement, you acknowledge that by being presented with this Agreement, you have been advised by a representative of the Companies that this Agreement shall not become effective until the eighth (8th) calendar day after the date of Hoffmann's execution of this Agreement. During the seven (7) day period following your execution of this Agreement, you may freely revoke your execution of this Agreement. Upon expiration of the seven (7) day period, you acknowledge that this Agreement becomes final and binding.

      13. CONSULTATION WITH AN ATTORNEY. By executing this Agreement, you acknowledge that by being presented with this Agreement for your consideration, you have been advised by a representative from the Companies to consult with anyone of your choosing about this Agreement, its meaning and effect prior to executing this Agreement.

      14. COOPERATION. You agree that you will assist the Board of Directors in any reasonable request for your assistance on any of the Companies' related projects without additional charge for your services. Such to include, without limitation, your full cooperation with the Companies, or its counsel, in any matter, including litigation or potential litigation, over which you may have knowledge, information or expertise. Should you receive any contact to be interviewed, subpoena or notice of deposition to testify in any investigation or action, you will notify the General Counsel of TALX, Tom Werner, as soon as reasonably practicable of the contact for interview, subpoena or notice. Should the Companies file a motion to quash or for a protective order and inform you thereof, you agree to refrain from testifying at trial or by deposition until the court has

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ruled on the motion unless otherwise required by law. In the event that your cooperative effort requires travel, or expenditure of funds by you, the Companies will compensate you for the same.

      15. ARBITRATION. The parties agree that in the event of any breach or alleged breach of this Separation Agreement, or the Employment Agreement, or any other dispute arising from the employment relationship or the termination of employment (other than breaches, alleged breaches or disputes pertaining to Sections 4(b), or 6, hereof), such breach or dispute shall be submitted to arbitration under the rules of the American Arbitration Association ("AAA") in St. Louis, Missouri. Arbitration shall be the sole and exclusive remedy with respect to any such alleged breach or dispute, and shall be handled pursuant to the procedures and provisions of the AAA and the proceedings shall be private and confidential. The parties agree that the issue before the arbitrator shall be whether one of the parties breached the terms of this Agreement, and, if so, what are the appropriate damages, if any, except that the arbitrator will have no authority to award punitive damages or damages for non-economic injuries unless such remedies are authorized by statute. The finding of the arbitrator shall be final and binding on both parties. The arbitrator shall have no power to add to, detract from, or alter this Agreement in any way, and, notwithstanding any AAA rule to the contrary, the arbitrator shall have no power to award, and may not award, punitive or non-economic damages unless such remedies are authorized by statute. The arbitrator's decision shall be subject to review only as provided under the Federal Arbitration Act. Pending final decision by the arbitrator, there shall be no other legal action taken by either party to the controversy except for the exception described above. Notwithstanding anything else in this Section, the Companies shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of this Agreement, or any provisions or agreements referred to herein, and you hereby consent that such restraining order or injunction may be granted without the necessity of the Companies posting any bond.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 3rd day of June, 2004.

      PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL CLAIMS. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                      TALX UCM SERVICES, INC.

                                      By:  /s/ L. KEITH GRAVES
                                           -----------------------------------
                                           L. Keith Graves
                                           Chief Financial Officer

                                      TALX CORPORATION

                                      By:  /s/ WILLIAM W. CANFIELD
                                           -----------------------------------
                                           William W. Canfield
                                           President and Chief Executive Officer

                                           /s/ STEPHEN E. HOFFMANN
                                           -------------------------------------
                                           Stephen E. Hoffmann

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